Exhibit 99.1

8x8 Announces Executive Leadership Changes

CAMPBELL, Calif. - November 30, 2022 - 8x8, Inc. (NASDAQ: EGHT), a leading provider of a cloud communications platform that integrates unified communications and contact center software, today announced the following leadership changes, effective immediately:

•

Samuel C. Wilson, most recently the Company’s Chief Financial Officer, has been appointed interim Chief Executive Officer by the Board. Mr. Wilson succeeds Dave Sipes, whose employment relationship with the Company as chief executive officer has been terminated effective as of November 30, 2022.

•	Kevin Kraus, most recently the Senior Vice President of Finance at the Company, has been appointed as interim Chief Financial Officer.

The Board has initiated a process to identify a permanent Chief Executive Officer and Chief Financial Officer, which will include both internal and external candidates.

“We appreciate Dave’s leadership and contributions to the Company during his tenure,” commented Jaswinder Pal Singh, Chairman of the Board. “8x8 remains committed to delivering long-term value to our stockholders. We have confidence in Sam’s leadership and will work closely with him and the management team to ensure that this change is seamless for our customers, partners, employees, and stockholders.”

“I am honored to serve in this role alongside the talented 8x8 team,” said Samuel Wilson. “Since coming to 8x8 five years ago, I have been inspired by our mission and our unique ability to empower our customers through unified cloud communications. I am deeply appreciative to the Board for their vote of confidence. I know that with the support and dedication of my 8x8 colleagues around the globe, we will continue to deliver innovative solutions that delight our customers and achieve new levels of corporate performance.”

Separately, Laurence Denny, formerly Chief Compliance Officer, Deputy General Counsel, and Assistant Corporate Secretary, has been promoted to Chief Legal Officer and Corporate Secretary effective December 9, 2022, succeeding Matthew Zinn. Mr. Zinn has informed the Board that he is resigning, effective December 9, 2022, to accept the position of Chief Legal Officer at another publicly traded company in an unrelated industry.

No Update to Fiscal Third Quarter and Fiscal 2023 Guidance Ranges

Although the company assumes no duty to update previously issued guidance ranges, management anticipates no changes to its fiscal third quarter and fiscal 2023 previously issued guidance ranges for service revenue, total revenue and non-GAAP operating margin that were included in the company’s press release dated October 27, 2023 announcing financial results for the second fiscal quarter ended September 30, 2023, available on the investor relations website at investors.8x8.com/press-releases/default.aspx.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934. These statements include, without limitation, information about 8x8’s third quarter and full fiscal year guidance. Such statements are predictions only, and actual events or results could differ materially from those made in any forward-looking statements due to a number of risks and uncertainties including, but not limited to: market acceptance of and customer demand for new or existing services and features; competition in the markets we compete; the impact of economic downturns on us and our customers, including the impacts of the COVID-19 pandemic; risks related to our new secured term loan and outstanding convertible senior notes due in 2024 and 2028; inflationary pressures and rising interest rates; and we may not achieve our target service revenue growth, or the revenue, earnings, operating margin or other amounts we forecast in our guidance, for a particular quarter or for the full fiscal year. See our “Risk Factors” in the company’s reports on Forms 10-K and 10-Q, as well as other reports that 8x8, Inc. files from time-to-time with the Securities and

Exchange Commission for a full discussion of such risks and uncertainties. All forward-looking statements are qualified in their entirety by this cautionary statement, and 8x8, Inc. undertakes no obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.

About 8x8 Inc.

8x8, Inc. (NASDAQ: EGHT) is transforming the future of business communications as a leading software as a service provider of 8x8 XCaaS™ (eXperience Communications as a Service™), an integrated contact center, voice communications, video, chat, and SMS solution built on one global cloud communications platform. 8x8 uniquely eliminates the silos between unified communications as a service (UCaaS) and contact center as a service (CCaaS) to power the communications requirements of all employees globally as they work together to deliver differentiated customer experiences. For additional information, visit www.8x8.com, or follow 8x8 on LinkedIn, Twitter and Facebook.

8x8®, 8x8 XCaaS™, eXperience Communications as a Service™, eXperience Communications Platform™ are trademarks of 8x8, Inc.

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8x8, Inc. Contacts:

Media:

John Sun, 1-408-692-7054

john.sun@8x8.com

Investor Relations:

Kate Patterson, 1-408-763-8175

katherine.patterson@8x8.com